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                                                                    EXHIBIT 99.5


                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                    BOOK-ENTRY TRANSFER FACILITY PARTICIPANT

                                 FROM OWNER OF

                  6.80% Series A Senior Secured Notes Due 2001
                  9.05% Series A Senior Secured Notes Due 2009

                                      OF

                         CAITHNESS COSO FUNDING CORP.





                                                             _____________, 1999



     To Registered Holder and/or Book-Entry Transfer Facility Participant:


     The undersigned hereby acknowledges receipt of the Prospectus dated October 7, 1999 (the "Prospectus") of Caithness Coso Funding Corp., a Delaware corporation (the "Company"), and Coso Finance Partners, a California general partnership, Coso Energy Developers, a California general partnership, and Coso Power Developers, a California general partnership, and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer to exchange its 6.80% Series B Senior Secured Notes due 2001 for a like principal amount of its issued and outstanding 6.80% Series A Senior Secured Notes due 2001 and its 9.05% Series B Senior Secured Notes due 2009 for a like principal amount of its issued and outstanding 9.05% Series A Senior Secured Notes due 2009 (the "Exchange Offer"). The 6.80% Series A Senior Secured Notes due 2001 and the 9.05% Series A Senior Secured Notes due 2009 are called the "Series A Notes," and the 6.80% Series B Senior Secured Notes due 2001 and the 9.05% Series B Senior Secured Notes due 2009 are called the "Series B Notes." Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus or the Letter of Transmittal.


     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Series A Notes held by you for the account of the undersigned.


     The aggregate face amount of the Series A Notes held by you for the account of the undersigned is (fill in amount):


     $____________ of the 6.80% Series A Senior Secured Notes due 2001

     $____________ of the 9.05% Series A Senior Secured Notes due 2009
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     With respect to the Exchange Offer, the undersigned hereby instructs you
     (check appropriate box):



[_] To TENDER the following Series A Notes held by you for the account of the undersigned (insert principal amount of Series A Notes to be tendered, if any):


     $____________ of the 6.80% Series A Senior Secured Notes due 2001

     $____________ of the 9.05% Series A Senior Secured Notes due 2009


[_] NOT to TENDER any Series A Notes held by you for the account of the undersigned.


     If the undersigned instructs you to tender the Series A Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any Series B Notes to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder is not engaged in, and does not intend to engage in, a distribution of the Series B Notes. If the undersigned is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes, it represents that such Series A Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended (the "Securities Act") in connection with any resale of such Series B Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                   SIGN HERE


          Name of beneficial owner(s):
                                      ------------------------------------

          Signature(s):
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          Name(s) (please print):
                                 -----------------------------------------

          Address:
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          Telephone Number:
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          Taxpayer Identification or Social Security Number:
                                                            --------------

          Beneficial owner's account number:
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          Date:
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